[EVERSHEDS-SUTHERLAND (US) LLP]

Thomas E. Bisset
Direct Line:  202.383.0118
Internet:  thomasbisset@eversheds-sutherland.com

VIA EDGAR

April 9, 2021

American Family Life Insurance Company
6000 American Way
Madison, WI 53738

RE:	American Family Variable Account I (File No. 333-147408)
Gentlemen:
We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 17 to the Registration Statement on Form N-6 for American Family Variable Account I (File No. 333‑147408).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

Eversheds-Sutherland (US) LLP

/s/ Thomas E. Bisset
Thomas E. Bisset